UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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DIVERSIFIED CORPORATE RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Diversified Corporate Resources, Inc.
10670 N. Central Expressway, Suite 600
Dallas, Texas  75231

September     , 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Diversified Corporate Resources, Inc. (the “Company”), which will be held at Holiday Inn Express, 10650 N. Central Expressway, Dallas, Texas 75231, on October     , 2005, at 10:00 a.m. Central Time.

At the Annual Meeting, you will be asked to consider and vote upon the following: (1) the election of directors; (2) the approval of an amendment of our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 10 million to 50 million; (3) the ratification of the appointment of Pender Newkirk & Company, as our independent accountants for the fiscal year ending December 31, 2005; (4) the approval and ratification of certain actions taken by the Board of Directors in connection with one of the Company’s existing stock option plans; (5) the approval of the Diversified Corporate Resources, Inc. 2005 Nonqualified Stock Option Plan; and (6) any other business that may properly come before the meeting.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Sincerely,

J. Michael Moore
Chairman of the Board and Chief Executive Officer

DIVERSIFIED CORPORATE RESOURCES, INC.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held October     , 2005

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Diversified Corporate Resources, Inc., a Texas corporation (the “Company”). will be held at 10:00 local time on October     , 2005, at Holiday Inn Express, 10650 N. Central Expressway, Dallas, Texas 75231, for the following purposes:

1.     To elect four members of the Board of Directors to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

2.     To consider and approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 10,000,000 to 50,000,000.

3.     To ratify the appointment of Pender Newkirk & Company as our independent accountants for the fiscal year ending December 31, 2005.

4.     To approve and ratify certain actions taken by the Board of Directors in connection with the 1998 Non-Employee Director Stock Option Plan.

5.     To consider and approve the Diversified Corporate Resources, Inc. 2005 Nonqualified Stock Option Plan.

6.     To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of our Common Stock, $.10 par value (the “Common Stock”) and the holders of our Series A Convertible Voting Preferred Stock, $10 par value (“Preferred Stock”)(such holders herein called “Common Shareholders” and “Preferred Shareholders,” respectively, and the Common Shareholders and the Preferred Shareholders herein called collectively the “Shareholders”), each at the close of business on September 2, 2005, will be entitled to vote at the Annual Meeting.  Pursuant to the certain Voting Agreement, dated as of February 16, 2004 (the “Preferred Voting Agreement”), the Preferred Shareholders have agreed to vote in favor of the Company’s nominees for directors and the Company’s proposals at this Annual Meeting.  A list of the Shareholders entitled to vote at the Annual Meeting will be available for examination at our offices for ten (10) days prior to the Annual Meeting.

In addition to the proxy statement and proxy card, a copy of our Annual Report, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting.  Whether or not you expect to attend the meeting, you are urged to mark, sign, date and mail the enclosed proxy card promptly so that your shares may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured.  Subject to the Preferred Voting Agreement, you can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed Proxy Statement.

By Order of the Board of Directors

J. Michael Moore
Dallas, Texas	Chairman of the Board and
September , 2005	Chief Executive Officer

DIVERSIFIED CORPORATE RESOURCES, INC.
10670 N. Central Expressway, Suite 600
Dallas, Texas 75231

PROXY STATEMENT
FOR 2005 ANNUAL MEETING OF SHAREHOLDERS
October     , 2005

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed form of proxy is solicited by the Board of Directors of Diversified Corporate Resources, Inc. (the “Company”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Notice”), and at any adjournment(s) thereof.  When the proxy cards are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

Our executive offices are located at, and the mailing address of the Company is, 10670 N Central Expressway, Suite 600, Dallas, Texas 75231.

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the Shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

This proxy statement (the “Proxy Statement”) and an accompanying proxy card are being mailed on or about September    , 2005.  Our Annual Report is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

The enclosed proxy card, even though executed and returned, may be revoked at any time prior to the voting of the proxy by giving written notice of revocation to the Secretary of the Company at our principal executive offices, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until the Company, at or before the Annual Meeting, has received such notice. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.  All Shareholders will receive an identical proxy card but the Preferred Shareholders will have been reminded that they have agreed to vote in favor of the Company’s nominees for director and the Company’s proposals at this Annual Meeting.

In addition to the solicitation of proxies by use of the mail, directors, officers, and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such directors, officers, and employees will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of the Common Stock, registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the proxy card, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of Common Stock and Preferred Stock and other costs of solicitation, will be borne by the Company.

VOTING SECURITIES OUTSTANDING; QUORUM

The record date for the determination of shareholders entitled to notice of and vote at the Annual Meeting was the close of business on September 2, 2005 (the “Record Date”). At the close of business on the Record Date, there were 5,212,693 shares of Common Stock issued and outstanding, each of which is entitled to one vote on all matters properly brought before the Annual Meeting, and 211,875 shares of Preferred Stock, each of which is entitled to ten votes in all matters properly brought before the Annual Meeting, i.e. the aggregate voting power of all shares of capital stock entitled to vote, voting as a single class, was 7,331,443.

The holders of the Common Stock and the Preferred Stock will vote together as a single class on all matters brought before the Annual Meeting.  In this connection, effective February 16, 2004, the assignor of the subscription rights to the Preferred Stock, on behalf of itself and all assignees, entered into the Preferred Voting Agreement under which it had agreed to cause all shares of the Preferred Stock to be present for quorum purposes and to vote in favor of (a) the Company’s nominees for directors at each of the 2004 and 2005 annual meetings of the Company’s shareholders (b) the Company’s proposals at each such annual meeting and (c) the Company’s proposals at any special meeting of the shareholders taking place during 2004 and 2005.  The stock certificates representing the shares of the Preferred Stock contain a legend specifically referring to the Voting Agreement.  Accordingly, under Article 2.30B of the Texas Business Corporation Act, the Preferred Voting Agreement is specifically enforceable against the Preferred Shareholders.

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of Common Stock and Preferred Stock, voting as a single class, entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are treated as present and are, therefore, counted to determine a quorum. Shares held by the Company in its treasury or by any majority-owned subsidiary or the Company do not count toward a quorum. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time, without notice or other announcement, until a quorum is present or represented. It is the intention of the persons named in the proxy to vote the shares represented by the proxies held by them for such an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock and Preferred Stock, voting as a single class, represented and voting at the Annual Meeting is required for the election of directors.  That is, the nominees receiving the greatest number of votes will be elected.  The affirmative vote of two-thirds (2/3) of the shares of Common Stock and Preferred Stock, voting as a single class, represented and voting at the Annual Meeting is required for approval of the amendment of the Company’s Articles of Incorporation.  The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock, voting as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve all other business that may properly come before the meeting or any adjournment thereof.

Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under the Company’s ByLaws, broker non-votes, if any, will be counted for quorum purposes, but will not be counted as a vote for or against with respect to in any other matter.

GOVERNANCE OF THE COMPANY

Pursuant to the Texas Business Corporation Act and the Company’s bylaws, our business, property and affairs are managed by or under the direction of the Board of Directors.  Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.  The Board currently has four members.

The Board held 24 meetings during 2004.  Each of the directors attended all of the meetings of the Board.

Committees of the Board of Directors

During 2004, the Board had two standing committees: the Audit Committee and the Compensation Committee.

The Audit Committee currently consists of John M. Gilreath (Chairman), Samuel E. Hunter and Mark E. Cline.  Mr. Gilreath was elected as a member and Chairman of the Audit Committee on February 19, 2003, the date that he was appointed to the Board.  The Board of Directors has determined that Mr. Gilreath qualifies to be the “audit committee financial expert” as such term is defined in the regulations promulgated by the Securities Exchange Commission (“SEC”).  During 2004, the Audit Committee held 11 meetings.  All members of the committee attended all meetings.

The Compensation Committee currently consists of Mr. Hunter (Chairman), Mr. Cline and Mr. Gilreath.  The Compensation Committee is responsible for determining the compensation of the Company’s executive officers and administers the Company’s stock option plans.  The Compensation Committee held 2 meetings in 2004.  The Charter of the Compensation Committee is attached to this proxy statement as Annex 2.

The Company does not have a standing nominating committee, the entire Board of Directors having participated in the consideration of director nominees.  Three of the four directors (Messrs. Cline, Gilreath and Hunter) were and are “independent” as defined in the listing standards of the American Stock Exchange.  Given our relatively small market capitalization and inability to pay market rate directors’ fees, the Board of Directors do not believe that maintaining a nominating committee would lead to the identification of a broader pool of candidates eligible and willing to serve as directors of the Company.

The Board of Directors considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates.  Any shareholder who wishes to recommend a prospective nominee for the Board must notify the Secretary of the Company in writing at the Company’s principal executive offices as provided on page 28 of this Proxy Statement.  Any such recommendation should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the criteria for directors used by the Board in the nomination process.

If the Board identifies a need to replace a current member of the Board, to fill a vacancy on the Board, or the expand the size of the Board, the Board considers candidates from a variety of sources.  The process followed by the Board to identify and evaluate candidates includes (a) meetings to evaluate biographical information and background material relating to candidates and (b) interviews of selected candidates by members of the Board.  Recommendations by the Board of candidates for inclusion in the Board slate of director nominees are based upon criteria such as business experience and skills, independence, distinction in their activities, judgment, integrity, the ability to commit sufficient time and attention to the Board’s activities and the absence of potential conflicts with the Company’s interests.  The Board also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.

Communications to the Board of Directors

Shareholders and other interested parties are encouraged to communicate directly with the Company’s independent directors by writing to the Directors, c/o John M. Gilreath, Diversified Corporate Resources, Inc., 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231.  Under procedures established by the Company’s independent directors, each letter sent in accordance with the above instructions will be automatically sent to all of the independent directors.

Director Attendance at Annual Meetings

The Company has a policy whereby all members of the Board of Directors must attend annual meetings of Shareholders.  We did not have an Annual Meeting of Shareholders in 2004.

Compensation of Directors

In 2004, the three outside directors, that is directors who are not employees of the Company, each received a monthly retainer of $2,666.67.  Beginning April 1, 2005, the Board approved additional compensation for any independent director that invests more than four (4) days per month to Board business.  The independent directors will receive additional compensation at a daily rate of $500 for each additional full day of services provided to the company.  Additionally, the two directors who were elected in 2002 received an option to purchase 25,000 shares of our Common Stock in 2003, vesting at the rate of 6,250 options for each calendar quarter thereafter, and Mr. Gilreath, who was elected in 2003, received an option to purchase 25,000 shares of our Common Stock at the time he was elected to the Board (in February 2003), also vesting at the rate of 6,250 options for each calendar quarter thereafter.  The three outside directors also receive annual grants of 25,000 options on the anniversary date of their appointment to the Board, also vesting at the rate of 6,250 options for each calendar quarter thereafter.  As described herein in connection with Proposal 4, the grant of options in excess of 15,000 for Mr. Gilreath’s initial option grant, and the grant of options in excess of 12,500 in each of the other 25,000 option grants is subject to approval and ratification by the Shareholders.

The additional compensation paid to Mr. Gilreath, the current Chairman of the Audit Committee, was $1,500 per month.

Members of the Board of Directors who are employees of the Company do not receive additional compensation for serving as a director of the Company or for attending meetings of the Board of Directors.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, controller, and persons performing similar functions.  The Company’s Ethics Policy is posted on the Company’s Website.  The Website address is www.dcri.net.

REPORT OF THE AUDIT COMMITTEE

The functions of the Audit Committee are focused on three areas:

•      the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements.

•      the independence and performance of the Company’s independent auditors.

•      the Company’s compliance with legal and regulatory requirements.

We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with Pender Newkirk & Company (“Pender Newkirk”), the Company’s independent auditors, who have unrestricted access to the committee, and with appropriate Company financial personnel.

We also recommend to the Board the appointment of the independent auditors and review periodically their performance, fees and independence from management.

The directors who serve on the committee are “Independent” within the meaning of Section 121(A) of the listing standards of the American Stock Exchange.  The Board has adopted a written charter setting out the functions the committee is to perform.  A copy of the charter was attached to the 2003 Proxy Statement.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.  The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with us any issues they believe should be raised with

us.  We monitor these processes, relying without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

On June 23, 2005, we reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2004, with management and Pender Newkirk & Company.  Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  On June 23, 2005, we also discussed with Pender Newkirk & Company any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, AU 380).  We have received from and discussed with Pender Newkirk & Company the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Pender Newkirk & Company its independence.

Based on these reviews and discussions, on June 23, 2005, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s report on Form 10-K for the fiscal year ended December 31, 2004.

John M. Gilreath, Chairman

Samuel E. Hunter

Mark E. Cline

INDEPENDENT PUBLIC ACCOUNTANTS

As previously disclosed by the Company in its current report on Form 8-K filed with the SEC on September 24, 2004, the Board of Directors of the Company, on September 14, 2004, and upon the recommendation of its Audit Committee, authorized and approved the appointment, on September 20, 2004, of Pender Newkirk & Company, to serve as the Company’s independent auditors for the fiscal year ended December 31, 2003, replacing BDO Seidman, L.L.P.

During its tenure as independent auditors, BDO Seidman, LLP, did not issue a report on any of the Company’s consolidated financial statements.  There have been no disagreements with BDO Seidman, L.L.P., during the Company’s 2003 fiscal year, and any subsequent interim period preceding such replacement, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of BDO Seidman, L.L.P., would have caused it to make reference to the subject matter of the disagreements in connection with its reports.  There have been no reportable events with respect to the Company as described at Item 304 of Regulation S-K, during the Company’s 2003 fiscal year and any subsequent interim period preceding such replacement except as previously disclosed by the Company in its current report on Form 8-K filed with the SEC on September 24, 2004. The Company provided a letter from BDO Seidman, L.L.P. addressed to the SEC stating that BDO Seidman, L.L.P. agrees with the statements contained herein as they relate to BDO Seidman, L.L.P.  A copy of such letter was filed as an exhibit to the Company’s report on Form 8-K, dated September 24, 2004.

During the Company’s fiscal year ended December 31, 2003, through September 20, 2004, the Company has not consulted with Pender Newkirk & Company on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) concerning any subject matter of a disagreement or reportable event with BDO Seidman, L.L.P.

The fees billed by Pender Newkirk & Company and BDO Seidman, for professional services rendered to the Company during the 2003 and 2004 audits are set forth below.  The Audit Committee has concluded that the provision of non-audit services by the independent auditors to the Company did not and does not impair or compromise the auditors’ independence.

	Pender Newkirk & Company		BDO Seidman, LLP
	2004	2003	2003
Audit Fees	$221,000	$193,000	$429,000
Audit-Related Fees	—	—	—
Tax fees	—	—	—
All Other Fees	—	—	—
Total	$221,000	$193,000	$429,000

Audit Fees

These amounts represent fees billed by each of the accounting firms for professional services rendered for the audits of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and 2003, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory and regulatory filings or engagements for such fiscal years.

Audit-Related Fees

These amounts, if any, represent fees billed by each of the accounting firms for professional services rendered that were reasonably related to the performance of the audits or the reviews of the Company’s financial statements in 2004 and 2003 but which are not included under “Audit Fees” above.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company’s independent auditors.  Under this policy, each year, at the time it engages the independent auditors, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year.  All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis.  The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board of Directors but shall not be less than one.  The Board of Directors has fixed the number of directors at five and has nominated the four individuals named below to be elected at the Annual Meeting, to hold office until the next annual meeting of shareholders or until their successors have been duly elected and qualified. All of the nominees are currently directors of the Company.  It is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees.  Information regarding each nominee is set forth in the text below.

The Company named only four nominees, which is fewer than the number of directors fixed by resolution of the directors, in order to facilitate the appointment of a fourth independent director still to be identified to fill, sometime during this fiscal year, the vacancy until the 2006 Annual Meeting.  PROXIES CANNOT BE VOTED FOR A GREATER NUMBER OF PERSONS THAN THE NUMBER OF NOMINEES NAMED.

If you do not wish your shares to be voted for any particular nominee, you may so indicate on the proxy card. If any of these nominees for director becomes unavailable, the persons named in the accompanying proxy may vote for any alternate designated by the present Board of Directors or the number of directors may be reduced.

Nominees for Election at the Annual Meeting:

MARK E. CLINE, 53, has been a director of the Company since July 9, 2002.  Since 1985, Mr. Cline has served as President of Memphis, Inc., a Dallas-based entity engaged in owning and operating food and beverage establishments.  Since April, 1999, he has also served as President of Nimrod, Inc., a Dallas-based real estate development concern, and since October 2004, as a Vice President and licensed securities broker of Reef Securities Inc., a Richardson, Texas based securities firm.  Mr. Cline serves on the Audit and Compensation Committees.

JOHN M. GILREATH, 52, has been a director of the Company since February 19, 2003.  Since December 2002, Mr. Gilreath has served as Director of Finance and Chief Operating Officer of Entera Entertainment, Inc., a Washington, D.C.-based film distribution company.  From April 2001 to December 2002, he served as Vice President of Allegiance Capital Corporation, a Dallas-based middle market investment bank, and from April 1996 to April 2001, he served as Managing Director of DSJ Consulting, L.L.C., a Tulsa-based corporate finance consulting company.  Mr. Gilreath serves as Chairman of the Audit Committee and on the Compensation Committee.

SAMUEL E. HUNTER, 70, has been a director of the Company since February 1997.  Since July 2000, Mr. Hunter has served as Senior Vice President and Manager of the Sales Trading Desk for the New York office of the Charlotte-based Interstate Group.  From October 1997 to June 2000, Mr. Hunter served as Senior Vice President of Sales for OptiMark Technologies, Inc., a New York-based electronic trading network.  Mr. Hunter serves as chairman of the Compensation Committee and on the Audit Committee.

J. MICHAEL MOORE, 58, Certified Personnel Consultant (CPC), was elected to the board of directors of the Company on May 1, 1991.  On March 26, 1993, Mr. Moore was appointed as CEO and Chairman of the Board of the Company.  He currently serves as a director of the National Association of Personnel Services (NAPS) and as a director for the Texas Association of Personnel Consultants (TAPC), while acting as a liaison between the two associations.  Before joining the Company, Mr. Moore was President and Chief Executive Officer of United States Funding Group, Inc. a Texas corporation (“USFG”).  USFG has been involved in acquiring the following from the Resolution Trust Corporation, FSLIC, FDIC and private organizations: real estate, notes secured primarily by real estate, oil & gas properties, and turn-around companies located within the United States.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 10,000,000
TO 50,000,000

Our Board of Directors has determined that it is necessary to increase our authorized Common Stock from 10,000,000 shares to 50,000,000 shares and has voted to recommend that the Shareholders adopt an amendment to our Articles of Incorporation effecting the proposed increase.  The text of the proposed amendment to the Articles of Incorporation is attached to this proxy statement as Annex 1.

Our Articles of Incorporation currently authorize the issuance of up to 10,000,000 shares of our Common Stock and 1,000,000 shares of Preferred Stock.  As of August 15, 2005, 5,212,693 shares of our Common Stock were issued and outstanding, approximately an additional 2,631,584 shares were reserved for issuance upon the exercise of options granted under our existing stock plans (assuming all such options would be vested), an additional 2,118,750 shares were reserved for issuance upon conversion of the 211,875 shares of Preferred Stock and approximately 3,451,829 shares were reserved for issuance upon exercise of the various warrants.  As a result, the aggregate number of the issued and outstanding shares and the shares reserved for issuance upon conversion of the Preferred Stock and upon the exercise of options and warrants exceeds the number of shares currently authorized.

Based on the foregoing, the Company must increase the number of authorized shares of Common Stock by at least 3,414,856, i.e. to 13,414,856.  Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Articles of Incorporation and the delay and expense incurred in holding special meetings of Shareholders to approve such amendments.  Except as shares may be issued from time to time pursuant to the proposed Diversified Corporate Resources, Inc. 2005 Nonqualified Stock Option Plan, we currently have no present intention, plan, arrangement or agreement, written or oral, to issue a material amount of shares of our Common Stock for any purpose.

The issuance of additional shares of Common Stock could have the effect of diluting existing shareholder earnings per share, book value per share and voting power.  Our shareholders do not have any preemptive right to purchase or subscribe for any part of any new of additional issuance of our securities.

Under Texas corporate law, the affirmative vote of two-thirds (2/3) of the shares of Common Stock and Preferred Stock, voting as a single class, outstanding an entitled to vote at the Annual Meeting is required to approve the amendment to our Articles of Incorporation to effect the proposed increase in our authorized shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO OUR ARTICLES ON INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 10,000,000 TO 50,000,000, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF, UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 3 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

We are asking you to ratify the Audit Committee’s selection of Pender Newkirk & Company as our independent auditors for 2005.  Pender Newkirk & Company has audited the accounts of the Company since September 2004.  The Board of Directors considers it desirable to continue the services of Pender Newkirk & Company.

Representatives of Pender Newkirk & Company are expected to be present at the Annual Meeting.  They will have the opportunity to make a statement and will be available to respond to appropriate questions.

If the Shareholders should fail to ratify the selection of the auditors, the Audit Committee will designate another firm of auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PENDER NEWKIRK & COMPANY AS OUR AUDITORS.

PROPOSAL 4 - RATIFICATION OF CERTAIN ACTIONS TAKEN BY THE BOARD OF DIRECTORS IN
CONNECTION WITH THE DIVERSIFIED CORPORATE RESOURCES, INC. 1998 NON-EMPLOYEE
DIRECTOR STOCK OPTION PLAN

Under the Diversified Corporate Resource, Inc. 1998 Non-Employee Director Stock Option Plan (the “1998 Director Plan”), which was previously approved by the shareholders, each director is to be granted (a) as of the date of his or her election, 15,000 options to purchase shares of Common Stock, vesting at the rate of 3,750 options for each calendar quarter during the one year period commencing on such election date and (b) on the date after each anniversary of such election date, as long as the director still then serves as a director, 12,500 options to purchase shares of Common Stock, vesting at the rate of 3,125 options for each calendar quarter during the one year period commencing on the date of such grant.  Effective January 1, 2003, in order to enhance the Company’s chances of attracting and retaining qualified persons to serve as directors, an in recognition of the increased risks attendant to service as a director of a public company in the wake of the enactment of the Sarbanes-Oxley Act of 2002, the Board of Directors resolved to increase, for the duration of the 1998 Director Plan, the 15,000 option initial grant to 25,000 and the annual 12,500 options annual grant also to 25,000.  As of the date of this proxy, one director has received the increased initial grant, two directors received the increased annual grant in 2003, three directors have received the increased annual grant in 2004, and two directors have received the increased annual grant in 2005.

Also in 2003, one of the non-employee directors was allowed by the Board of Directors to exchange 60,000 options granted under the 1998 Director Plan, which were exercisable at prices ranging from $2.875 to $12.750 per share, for 12,000 options exercisable at $0.24 per share.  Moreover, in 2003, and in February 2004, the non-employee director exercised options (and sold the shares thus acquired) which in the aggregate would have exceeded the number of options then vested in his hands under the 1998 Director Plan if the exchange described in the preceding sentence resulted in such director receiving options not covered by the 1998 Director Plan.

In taking the actions described above, the Board has arguably exceeded its authority under the 1998 Director Plan.  As a result, these actions require the approval and ratification by the Shareholders. It should be noted that Shareholders holding shares of Common Stock constituting 41.8% of the total voting power of shares of Common Stock and Preferred Stock entitled to vote, voting as a single class, have indicated their intention to vote in favor of this proposal.  Also, by operation of the Preferred Voting Agreement, the Preferred Shareholders holding 211,875 shares of the Preferred Stock entitled to vote with the Common Stock as a single class, or an additional 28.9% of such total voting power, have agreed to vote in favor of this proposal.  If this proposal is not passed, the excess options granted will be cancelled and the transactions described above that occurred in 2003 and 2004 will be corrected in a way which restores to the Company the benefits, if any, derived by the non-employee director from such transactions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND RATIFICATION OF THE ACTIONS DESCRIBED ABOVE TAKEN BY IT IN CONNECTION WITH THE 1998 NON-EMPLOYEE DIRECTOR PLAN.

PROPOSAL 5 - APPROVAL OF THE DIVERSIFIED CORPORATE RESOURCES INC. 2005
NONQUALIFIED STOCK OPTION PLAN

On April 16, 2004, the Board of Directors resolved to adopt a new nonqualified stock option plan for employees and non-employee directors.  On July 20, 2005, the Board followed up on its original decision and adopted and approved the Diversified Corporate Resources, Inc. 2005 Nonqualified Stock Option Plan (the “2005 Plan”).  The 2005 Plan is subject to Shareholder approval at the Annual Meeting.  The Board’s adoption and approval was based upon a review of the Company’s three existing plans: the 1996 Plan, the 1998 Nonqualified Stock Option Plan and the 1998 Director Plan (the “Existing Plans”) and the determination that an insufficient number of shares are available under the Existing Plans to enable the Company to provide future grants of stock option to our employees and non-employee directors.

The following table shows the number of options exercised and currently outstanding as well as the number of shares remaining available under each of the Existing Plans as of June 30, 2005:

Plan	Authorized (1)	Exercised and Outstanding Options		Options/Shares Available for Grant
1996 Plan	500,000	445,530		54,470
1998 Plan	800,000	757,932		42,068
1998 Non-Employee Director Plan	300,000	190,000	(2)	110,000
Total	1,600,000	1,393,462		206,538

(1)   All three plans listed herein have been approved by the Board.

(2)   As described above in connection with Proposal 4, the Board increased the initial grant and annual grants of options to directors from 15,000 and 12,500 respectively to 25,000 effective for grants after January 1, 2003.  The increased grants are subject to approval and ratification by the Shareholders pursuant to Proposal 4 and are not included in the exercised and outstanding options shown in the table above.  If the increased grants were included in the table above, the exercised and outstanding options under this plan would be 287,500 and the options/shares available for grant would be 12,500.

The Board believes that by allowing us to continue to offer our employees long-term, performance-based compensation through the 2005 Plan, we will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to our financial success.  The 2005 Plan will also continue to provide the flexibility to grant stock option awards to our non-employee directors.

The 2005 Plan provides for the granting solely of nonqualified stock option to our employees and non-employee directors.  The 2005 Plan does not permit the repricing of options or the granting of discounted options, and does not contain an evergreen provision.

Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code or 1986, as amended (the “Code”), with respect to options by qualifying awards under the Plan as performance-based compensation.

The following is a brief description of the 2005 Plan.  The full text of this Plan is attached as Annex 3 to this Proxy Statement, and the following description is qualified in its entirety by reference to such Annex.

It is the judgment of the Board of Directors that approval of the 2005 Plan is in the best interests of the Company and the shareholders.

Administration and Duration

The selection of employee participants in the 2005 Plan and the level of participation of each participant will be determined by the Compensation Committee of the Board of Directors; the Board as a whole will make these determinations as to non-employee directors.  Each member of the Committee must be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of section 162(m) of the Code.  Currently the Committee is comprised of three independent directors who are not employees of the Company, The Committee will have the authority to interpret the 2005 Plan, to establish and revise rules and regulations relating to the 2005 Plan, and to make any other determinations that it believes necessary or advisable for the administration of the 2005 Plan.  The Committee may designate any or all of its authority to administer the 2005 Plan as it deem appropriate, except that no delegation may be made in the case of awards intended to be qualified under Section 162(m) of the Code.

The 2005 Plan will terminate on July 20, 2015, unless terminated earlier by the Board of Directors or the Compensation Committee.

Limit on Awards Under the 2005 Plan

The maximum number of shares as to which stock options and stock awards may be granted under the 2005 Plan is One Million Five Hundred Thousand (1,500,000) shares.  The shares to be delivered under the 2005 Plan will be made available from authorized but unissued shares of our Common Stock, from treasury shares, or from shares purchased in the open market or otherwise. Shares initially issued under the 2005 Plan that become subject to lapsed or cancelled awards or options will be available for further awards and options.

Eligibility

All employees of the Company and its subsidiaries as well as the Company’s non-employee Directors will be eligible to participate in the 2005 Plan. From time to time, the Committee, or as to non-employee Directors, the Board, will determine who will be granted awards, and the number of shares subject to such grants.

Stock Options

Options granted under the 2005 Plan will be non-qualified stock options.  The exercise price of any stock option granted may not be less than the fair market value of the stock on the date the option is granted. The option price is payable solely in cash.  The 2005 Plan allows the Committee to make unvested stock options immediately exercisable upon a change of control or in its discretion.

Generally, all options terminate after a ten-year period from the date of the grant; however, an option may be exercisable for a period of up to ten years and six months, if necessary, to conform with or take advantage of certain governmental requirements, statutes or regulations.

The Committee determines the terms of each stock option grant at the time of the grant.

Shares from the 2005 Plan underlying options that have terminated or lapsed, including options that have been surrendered unexercised, may be made subject to further options or awards at an exercise price of no less than the fair market value of the underlying stock at the time of the further grant, a term of no longer than 10 years (except as described above), and a vesting period of one or more years from the grant date (except as described above).

Transferability

Unless otherwise determined by the Committee, awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options may be exercised only by the employee.

Certain Adjustments

In the event of any change in the number or kind of outstanding shares of our Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other similar change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations:

•      in the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee;

•      in the number and kind of shares subject to outstanding options;

•      in the option price; and

•      other adjustments as the Committee deems appropriate.

Amendment and Revocation

The Board may amend or revoke the Plan, but may not, without prior approval of the shareholders:

•      increase the maximum number of shares of Common Stock that may be issued under the 2005 Plan;

•      extend the term of the 2005 Plan or of options granted under that Plan;

•      grant options with an exercise price below the fair market value of the Common Stock on the date of grant; or

•      take any other action that requires Shareholder approval to comply with any tax or regulatory requirement.

Plan Benefits

With respect to the 2005 Plan, the following amounts are determinable, such options having been granted by the Compensation Committee and approved by the Board:

Name and position	Number of units
J. Michael Moore Chairman of the Board and Chief Executive Officer	200,000
Michael C. Lee Chief Financial Officer, Treasurer, Vice President and Secretary	180,000
All executive officers as a group	380,000
All directors who are not executive officers, as a group	90,000
Each nominee for election as a director	See above
Each associate of any of such directors, executive officers or nominees	Not applicable
Each other person who received 5% of such options Ronald J. Vallely, President of Direct Placement and Specialty Division	180,000
All employees, including all current officers who are not executive officers, as a group	805,250

Tax Treatment of Options and Awards

A non-qualified stock option results in no taxable income to the optionee or deduction to us at the time it is granted.  An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares.  subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to us in the year of exercise in an amount equal to the taxable compensation realized by the optionee.

The optionee’s basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.  Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

On August 29, 2005, the closing price of our common stock traded on the “pink sheets” inter-dealer trading network was $0.27 per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DIVERSIFIED CORPORATE RESOURCES, INC. 2005 NONQUALIFIED STOCK OPTION PLAN.  NOTE THAT APPROVAL OF THIS PROPOSAL IS CONTINGENT UPON APPROVAL BY THE SHAREHOLDERS OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of August 15, 2005, by (a) each person known by us to own beneficially five percent or more of the outstanding Common Stock; (b) each of our directors; (c) each of the named executive officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group. The address of each person listed below is 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231, unless otherwise indicated.

	Shares Beneficially Owned(1)(2)
Name and Address of Beneficial Owner	Number		Percent
DCRI L.P. No. 2, Inc.	451,700	(3)	6.16%
J. Michael Moore	4,521,534	(3)(4)	51.00%
Samuel E. Hunter	80,750	(5)	1.09%
Mark E. Cline	78,200	(6)	1.06%
John M. Gilreath	62,500	(7)	*
Michael C. Lee	30,001	(8)	*
Jack Pogue	638,900	(9)	8.71%
Scott W. Pollock	812,500	(10)	11.08%
Carl V. Karnes	812,500	(11)	11.08%
HIR Preferred Partners, LP.	685,046	(12)	9.17%
Robert A. Shuey, III	391,718	(13)	5.14%
James R. Colpitt	776,250	(14)	9.60%
All directors and executive officers as a group (6 persons) (3),(4),(5),(6),(7),(8)	4,772,985		52.57%

* Represents less than 1% of outstanding Common Stock.

(1)           Information relating to beneficial ownership of common stock is based upon “beneficial ownership” concepts set forth in rules of the SEC under Section 13(d) of the Securities Exchange Act of 1934, as amended.  Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.  For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(2)           The percentages are based on 7,331,443 shares, which represents the total voting power of the shares of common stock and preferred stock entitled to vote, voting as a single class, of which 2,118,750 votes are represented by Series A Convertible Voting Preferred Stock and 5,212,693 votes by common stock outstanding, plus shares of common stock which may be acquired by the particular beneficial owner, or group of beneficial owners, within 60 days of August 15, 2005, by exercise of options and/or warrants.  The percentage total differs from the sums of the individual percentages due to the differing denominators with respect to each calculation.

(3)           In February 2003, DCRI LP No. 2, Inc. (“No. 2”) filed for bankruptcy protection. As a result, No. 2 holds sole voting and investment power with respect to these shares, but subject to (a) the claims of all of the creditors of No. 2 (in connection with the bankruptcy filing), as well as (b) the rights retained by Sipur LLC, a company in which Mr. Moore has a financial interest, with respect to 168,500 of these shares in connection with two loans to No. 2, the principal balance of which is approximately $269,000.

(4)           Includes the 451,700 shares of common stock which are beneficially owned by No. 2 (as Moore owns substantially all of the capital stock of No. 2), 94,500 shares of common stock owned by another affiliate of Moore and 404,667 shares of common stock issuable upon the exercise of options that vest within 60 days of August 15, 2005.  Also includes 1,129,167 shares of common stock underlying warrants granted to Moore.  The address of Mr. Moore is 5919 Club Hill Place, Dallas, Texas 75248.

(5)           Includes 25,000 shares remaining from 37,500 shares of common stock issued upon the exercise of options, the grant of 24,500 of which is subject to approval and ratification by the shareholders.  Also includes 55,750 shares of common stock issuable upon the exercise of options that vest within 60 days of August 15, 2005, 21,875 of which are subject to approval and ratification by the shareholders.  The address of Mr. Hunter is 19 Fulton Street, Suite 407, New York, New York 10138.

(6)           Includes 65,000 shares of common stock issuable upon the exercise of options that vest within 60 days of August 15, 2005, the grant of 25,000 of which is subject to approval and ratification by the shareholders. The address of Mr. Cline is 3828 Banner Drive, Frisco, Texas 75034.

(7)           Includes 62,500 shares of common stock issuable upon the exercise of options that vest within 60 days of August 15, 2005, the grant of 31,250 of which is subject to approval and ratification by the shareholders. The address of Mr. Gilreath is 1900 White Oak Road, McKinney, Texas  75070.

(8)           Includes 30,001 shares of common stock issuable upon the exercise of options that vest within 60 days of August 15, 2005.  The address of Mr. Lee is 2117 Brook Tree Drive, Garland, Texas 75040.

(9)           Includes 21,400 shares held by the Jack Pogue IRA Account, 12,500 Shares held by the Criswell Trust of which Mr. Pogue is the sole beneficiary, and 150,000 shares issuable upon conversion of 15,000 shares of Series A Convertible Voting Preferred Stock.  The address of Mr. Pogue is 500 North Akard, #3240, Dallas, Texas 75201.

(10)         Includes 587,500 shares issuable upon conversion of 58,750 shares of Series A Convertible Voting Preferred Stock owned by Jupiter Orbit Fund, LP, a Texas limited partnership.  Mr. Pollock is a manager of Jupiter Management, LLC, the managing general partner of Jupiter Orbit Fund, LP, and exercises shared power (with Carl V. Karnes) to vote such shares.  Also includes 225,000 shares issuable upon conversion of 22,500 shares of Series A Convertible Voting Preferred Stock owned by Mercury Orbit Fund, Ltd., a Texas limited partnership.  Mr. Pollock is a manager of B4 Mercury Fund, LLC, the managing general partner of Orbit Fund, Ltd., and exercises shared power (with Carl V. Karnes) to vote such shares.

(11)         Includes 587,500 shares issuable upon conversion of 58,750 shares of Series A Convertible Voting Preferred Stock owned by Jupiter Orbit Fund, LP, a Texas limited partnership.  Mr. Karnes is a manager of Jupiter Management, LLC, the managing general partner of Jupiter Orbit Fund, LP, and exercises shared power (with Scott W. Pollock) to vote such shares.  Also includes 225,000 shares issuable upon conversion of 22,500 shares of Series A Convertible Voting Preferred Stock owned by Mercury Orbit Fund, Ltd., a Texas limited partnership.  Mr. Karnes is a manager of B4 Mercury Fund, LLC, the managing general partner of Orbit Fund, Ltd., and exercises shared power (with Scott W. Pollock) to vote such shares.

(12)         Includes 550,000 shares issuable upon conversion of 55,000 shares of Series A Convertible Voting Preferred Stock and 135,046 shares issuable upon conversion of warrants.  The address of HIR Preferred Partners, LP, is 43-46 Norre Gade, Suite 232, St. Thomas, U.S. Virgin Islands 00802.

(13)         Includes 100,250 shares issuable upon conversion of 10,025 shares of Series A Convertible Voting Preferred Stock and 291,468 shares issuable upon the exercise of warrants.  The address of Mr. Shuey is 15851 Dallas Parkway, Suite 180, Addison, Texas 75001.

(14)         Includes 756,250 shares issuable upon the exercise of warrants.  Also includes 20,000 shares issuable upon conversion of 2,000 shares of Series A Convertible Voting Preferred Stock.  The address for Mr. Colpitt is PO Box 462, Collinsville, Oklahoma 74021.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of common stock (the “Reporting Persons”) to file reports of ownership and changes of ownership with the Securities and Exchange Commission (“SEC”) and to furnish the Company with copies of Section 16(a) forms so filed.  Based solely on a review of copies of such forms received, the Company believes that, except as set forth below, all of the Reporting Persons timely met their filing obligations for the fiscal year ended December 31, 2004.  The exceptions arise as follows: (a) J. Michael Moore did not file Form 4 in connection with the exercise of warrants and purchase by him of 900,000 shares of common stock on April 29, 2004, until May 4, 2004, and filed his Form 5 for 2004 on June 9, 2005, (b) Samuel E. Hunter, a director, did not file Form 4 in connection with the purchase by him of 9,000 shares of common stock on January 5, 2004, until January 8, 2004, did not file Form 4 in connection with the exercise of options and purchase by him of 6,250 shares of common stock on February 4, 2004, until February 19, 2004, did not file Form 4 in connection with the sale by him of 4,500 shares of common stock on March 4, 2004, until January 10, 2005, did not file Form 4 in connection with the sale by him of 4,000 shares of common stock on May 3, 2004, 1,000 shares of common stock on May 4, 2004, and 3,000 shares of common stock on May 5, 2004, respectively, until June 13, 2005, did not file Form 4 for the grant of common stock options received on January 1, 2004 until June 13, 2005, and filed his Form 5 for 2004 on June 13, 2005, (c) Mark E. Cline, a director, filed his Form 4 for the grant of common stock options received on July 9, 2004 and his Form 5 for 2004 on June 9, 2005, (d) John M. Gilreath, a director, filed his Form 4 for the grant of common stock options received on February 19, 2004 and his Form 5 for 2004 on June 8, 2005, and (e) Michael C. Lee, CFO, filed his Form 3 for the promotion to Chief Financial Officer on June 30, 2004 and his Form 5 for 2004 on June 10, 2005.

COMPARATIVE TOTAL RETURNS

Performance Graph

The following graph compares the cumulative total shareholders’ return on our common stock to that of the Russell 2000 Index and the Peer Group (as defined below).  The graph assumes that an investment of $1,000 was made in our common stock and each of the other indexes on January 1st of the earliest year shown, and that dividends, if any, were reinvested.  The stock price performance shown in the graph is not necessarily indicative of future price performance.

	1999	2000	2001	2002	2003	2004
Peer Group	1,000	390	330	360	510	710
Russell 2000	1,000	1,180	1,210	960	1410	1,670
DCRI	1,000	580	170	50	350	40

The Company’s Peer Group, as selected by the Company’s Compensation Committee, consists of the following companies whose business taken as a whole resembles our activities:  Butler International, Inc., General Employment Enterprises, Inc., RCM Technologies, Inc., Professional Staffing, Comforce Corp., National Technical Systems, Inc. and TechTeam Global, Inc.  In previous years, the Company’s Peer Group included Lamalie Associates, which was party to a merger in 1999 and no longer exists.  The returns for the Peer Group index for each period were computed based on the weighted average of the market capitalization of the companies in the Peer Group at the beginning of such period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for establishing the level of compensation of the listed executive officers of the Company and administering the 1996 Nonqualified Stock Option Plan (the “1996 Plan”) and the 1998 Nonqualified Stock Option Plan (the “1998 Plan”). The compensation review and evaluation is conducted by reviewing the overall performance of each individual and comparing the overall performance of the Company with others in its industry, as well as considering general economic and competitive conditions. The financial performance of the Company on a yearly basis and as compared with the Company’s Peer Group (see “Comparative Total Returns” below) and the industry as a whole, the Company’s stock price and market share, and the individual performance of each of the executive officers are among the factors reviewed. No particular weight is assigned to one factor over another.

General Compensation Philosophy

Our fundamental philosophy is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is our objective to make a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package is comprised of three elements: (a) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies, (b) annual variable performance awards payable in cash and tied to the Company’s achievement of performance goals, and (c) long-term stock based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s shareholders. Generally, as an officer’s level of responsibility increases, a greater portion of his or her total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

2004 Compensation

With respect to Mr. Moore, we continue to believe that he has provided outstanding leadership for the Company in some of the most difficult market conditions our industry has ever seen.  However, in light of the financial and market conditions faced by the Company, we did not believe it appropriate to give him a raise or bonus in 2004.

Mr. Lee was promoted to Chief Financial officer in June 2004.  Based on the recommendation of the CEO and review of current market conditions, an employment contract was executed between Mr. Lee and the Company with total compensation set at the approximate current market rate based on his level of experience and responsibilities.

2004 Option Grants

The Board determined that it was in the best interests of the Company to allow many of our key employees to have an increased equity participation in the Company.  Thus, options to purchase approximately 96,000 shares at exercise prices of from $0.24 to $1.38 per share, principally vesting over three years, were granted to 6 employees.  With the exception of options to purchase 50,000 shares to Michael C. Lee, (in connection with his promotion to Chief Financial Officer), none of these options were granted to executive officers of the Company.  The timing of future grants of options from the overall option pools established under the 1996 Plan and the 1998 Plan, and their allocations, will be determined by the Compensation Committee based upon market conditions, accounting impact and corporate and individual performance.  Emphasis is placed on the long-term performance of the Company and is subjective with no particular emphasis being placed on any one factor.

Compliance with Section 162(m)

With certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended, prevents publicly held corporations, including the Company, from taking a tax deduction for compensation in excess of $1 million paid to the Chief Executive Officer and the other persons named in the Summary Compensation Table in this Proxy Statement (“Covered Persons”).  For nonqualified stock options the deduction is normally taken in the year the option is exercised. However, Section 162(m) will not apply to limit the deductibility of performance-based compensation exceeding $1 million if (i) paid solely upon attainment of one or more performance goals, (ii) paid pursuant to a performance-based compensation plan adopted by the Compensation Committee, and (iii) the terms of the plan are approved by the shareholders before payment of the compensation.

The Compensation Committee has previously reviewed the Company’s compensation plans with regard to the deduction limitation contained in Section 162(m) and believes that option grants under the 1996 Plan (the “1996 Options”) do not meet the requirements of Section 162(m) to be considered performance-based compensation.  Therefore, Section 162(m) could limit the Company’s deduction in any tax year in which a Covered Person who received 1996 Options exercises some or all of his 1996 Options and his total compensation, including the value of the exercised options, exceeds $1 million in that taxable year.

The Compensation Committee decided not to alter the Company’s compensation plans with respect to existing 1996 Options, but does believe that options granted and repriced to Covered Persons under the 1998 Plan will meet the deductibility requirements of Section 162(m).

Samuel E. Hunter, Chairman
Mark E. Cline
John M. Gilreath

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee are independent non-employee directors.  No executive officer of the Company served as a member of a compensation committee or as a director of another corporation, one of whose executive officers served on the Compensation Committee or as a director of the Company except that Mr. Hunter is a director and minority shareholder in Pursuant Technologies, Inc., and Mr. Moore is a minority shareholder in Pursuant Technologies, Inc.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The table and text below set for the name, age, current position and term of office of the Company’s current executive officers.

Name	Age	Position
J. Michael Moore	58	Chairman of the Board and Chief Executive Officer
Michael C. Lee	37	Chief Financial Officer, Treasurer, Vice President and Secretary

Mr. Moore has served as Chief Executive Officer of the Company since May 1993.  Mr. Moore has entered into an Employment Agreement with the Company providing for employment through December 31, 2006, at a base salary of $250,000, and a severance payment equal to twelve months salary if terminated other than for cause.

Mr. Lee has served as Chief Financial Officer of the Company since June 30, 2004.  Previously, Mr. Lee served as interim Chief Financial Officer of the Company (January 2004 – June 2004), performed the duties of Director of Finance and Accounting of the Company (September 2003 - January 2004) and worked as Director of Finance for Avatex Corporation (November 1997-May 2003).  Mr. Lee has entered into an employment agreement with the Company providing for employment through December 31, 2006, at a base salary of $125,000, and a severance payment equal to twelve months salary if terminated other than for cause.

SUMMARY COMPENSATION

							Long-term compensation
							Awards
		Annual compensation							Securities
					Other				underlying
					annual		Restricted		options/		Payouts		All other
					compensation		stock		SARs		LTIP		compensation
Name and		Salary	Bonus		($)		award(s)		(#)		Payouts		($)
Principal Position	Year	($)	($)		(1)		($)		(2)		($)		(3)
(a)	(b)	(c)	(d)		(e)		(f)		(g)		(h)		(i)
J. Michael Moore Chairman of the Board and Chief Executive Officer	2004	250,000	-0	-	48,000		-0	-	-0	-	-0	-	-0	-
	2003	250,000	-0	-	48,000		-0	-	185,000		-0	-	9,000
	2002	225,000	-0	-	57,000		-0	-	-0	-	-0	-	110,000

W. Brown Glenn, Jr. President (4)	2004	34,000	-0	-	-0	-	-0	-	-0	-	-0	-	-0	-
	2003	150,000	-0	-	-0	-	-0	-	175,000

Michael C. Lee Chief Financial Officer (5)	2004	118,000	-0	-	18,500		-0	-	50,000		-0	-	25,000

(1)           Includes perquisites and other personal benefits if the aggregate value is greater than the lesser of $50,000 or 10% of reported salary and bonus.  For Mr. Moore, includes deferred compensation of $36,000 and an automobile allowance of $12,000 in 2004; deferred compensation of $36,000 and an automobile allowance of $12,000 in 2003; and deferred compensation of $45,000 and an automobile allowance of $12,000 in 2002.  For Mr. Lee, includes deferred compensation of $12,500 and an automobile allowance of $6,000 in 2004.  The deferred compensation is currently unfunded but, has been accrued as a liability to the Company.

(2)           Option grants for 2003 for Mr. Moore do not include the options for 48,000 shares of common stock that were issued during 2003 in a repricing of options for 240,000 shares of common stock issued in prior years (see “Ten Year Options/SAR Repricings” below).  No options were granted in 2002.

(3)           In October 2002, a warrant to purchase 2.7 million shares of the Company’s stock was issued to Mr. Moore. The estimated value of the warrant was $110,000.  The warrant was not issued as compensation in exchange for his services as an officer of or director of the Company but was granted in connection with his guarantee of the Company’s senior credit facility with GE Capital Corp.  In 2003, the terms of the warrant were changed.  The $9,000 charge for 2003 was the difference in the estimated fair value of the warrant before and after the change was made.  As of November 15, 2004, Mr. Moore had acquired 2,225,000 shares of common stock from the exercise of this warrant.  For Mr. Lee, the amount represents other compensation for restructuring contributions.  Mr. Lee has deferred receipt of this compensation until 2005.

(4)           In June 2004, Mr. Glenn, who had served as President of the Company from March 2003 and had served as a director from August 2002, resigned his positions.

(5)           In June 2004, Mr. Lee was promoted to Chief Financial Officer of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual grants					Potential realizable value at		Alternative to
	Number of	Percent of total			assumed annual rates of stock		(f) And (g):
	securities	options/SARs			price appreciation for option		grant date value
	underlying	granted to	Exercise or		Term		Grant date
	option/SARs	employees in fiscal	base price	Expiration	5% ($)	10% ($)	present value
Name	granted (#)	year	($/Sh)	date	$	$	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael C. Lee	50,000	52.3%	$0.96	6/30/2014			$35,500

Grant date value was calculated using the Black-Scholes option pricing model with the same assumptions as those used to calculate the value of these options in the audited consolidated financial statements, included in Item 8 herein, under Statement of Financing Accounting Standards No. 123, “Accounting for Stock-Based Compensation”.  The average expected volatility used in this calculation was 108.3%, the average term was 4.0 years, the average risk free interest rate was 3.5% and the expected dividend yield was 0.0%.

Stock Option Exercises and Year-end Values

The following table sets forth information with respect to the named executive officers concerning the exercise of options during 2004 and unexercised options held as of December 31, 2004:

Name	Shares Acquired on Exercise(#)		Value Realized ($)		Number of Shares Underlying Unexercised Options at Fiscal Year End(#)(1) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options / SARs at Fiscal Year End ($)(1) Exercisable/ Unexercisable
J. Michael Moore	-0	-	-0	-	351,333/106,667	$ 0/$ 0
W. Brown Glenn, Jr.	-0	-	-0	-	0/0	$ 0/$ 0
Michael C. Lee	-0	-	-0	-	13,334/76,666	$ 0/$ 0

(1)   The amounts under the headings entitled “Exercisable” reflect vested options as of December 31, 2004 and the amounts under the headings entitled “Unexercisable” reflect options that have not vested as of December 31, 2004.  The value of the options was based on the closing price of the common stock of the Company on December 31, 2004 of $0.15.

TEN-YEAR OPTION/SAR REPRICINGS

Name	Date	Number of Securities underlying option/SARs repriced or amended	Market price of stock at time of repricing or amendment	Exercise price at time of repricing or amendment	New exercise price	Length of original option term remaining at date of repricing or amendment
Moore, J. Michael	04/01/2003	62,500	$0.43	$12.75	$0.24	5yr-2mo
Moore, J. Michael	04/01/2003	31,000	$0.43	$5.13	$0.24	3yr-10mo
Moore, J. Michael	04/01/2003	46,500	$0.43	$4.00	$0.24	3yr-10mo
Moore, J. Michael	04/01/2003	100,000	$0.43	$12.75	$0.24	5yr-2 mo

In order to retain our employees, the Board agreed to reprice certain options previously granted.  In March 2003, the Board voted to offer all employees the opportunity to exchange previously granted options, with an exercise price in excess of $2.50 per share, for a new option grant on a 1 for 5 basis effective April 1, 2003.  The exercise price for the new option was based upon the market price on January 31, 2003 of $0.24.  Options for a total of 404,824 shares, including 240,000 shares for Mr. Moore, were converted into options for 80,964 shares, including 48,000 shares for Mr. Moore.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 21, 2002, we entered into an agreement with J. Michael Moore and with DCRI L.P. No. 2 pursuant to which Mr. Moore and DCRI L.P. No. 2 both executed promissory notes to the Company in the amount of $105,000 and $289,000, respectively.  These notes had a balance of $324,000 at December 31, 2004.  These notes are related to legal fees associated with a lawsuit with Ditto Properties Company (See Item 3 above).  These notes were paid off in the first quarter of 2005.  Mr. Moore owns substantially all of the common stock of DCRI L.P. No. 2.

On October 29, 2003, Mr. Moore loaned the Company $302,000 pursuant to a promissory note, payable on demand, bearing 10% interest.  The note was repaid in 2004 to fund the exercise of warrants.

We incurred expenses to Pursuant Technologies Inc., previously More-O Corporation (“Pursuant”), of which Mr. Moore is a minority shareholder and Samuel E. Hunter, a director of our Company, is a minority shareholder and a director, for approximately $142,000, $97,000 and $95,000, respectively, in 2004, 2003 and 2002, for web site development and for front office software license fees.

We incurred expenses to Imology, previously Diaws, for approximately $112,000, $118,000 and $122,000 in 2004, 2003 and 2002, respectively, to develop and maintain websites and further develop marketing programs using web technology.  Mr. Pogue is a significant shareholder of both the Company and Imology.

The above amounts and transactions are not necessarily indicative of the amounts or transactions that would have been incurred had comparable transactions been entered into with independent parties.

Interest income from related parties amounted to approximately $15,000, $16,000, and $20,000 in 2004, 2003 and 2002, respectively.  Interest expense to related parties was approximately $25,000 in 2004 and $5,200 in 2003.

On February 4, 2004, Mr. Hunter exercised options to purchase 6,250 shares of our common stock, at an exercise price of $0.24 per share.  Total proceeds to the Company were $1,500.

On April 29, 2004, Mr. Moore exercised warrants to purchase 900,000 shares of our common stock, at an exercise price of $0.16 per share.  Total proceeds to the Company were $144,000.

On May 4, 2004, Mr. Moore exercised warrants to purchase 425,000 shares of our common stock, at an exercise price of $0.19 per share.  Total proceeds to the Company were $80,750.

In November 2004, the James R. Colpitt Trust (“Colpitt Trust”) loaned the Company $550,000 in the form of a participation agreement in the Greenfield Line of Credit.  Mr. Colpitt is a beneficial owner of more than 5% of the Company’s voting stock.  This loan bears interest at the rate of prime plus 8%.  Warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $0.96 per share were issued in connection with this loan.

In the first quarter of 2005, the Colpitt Trust loaned the Company additional funds under two distinct agreements.  The first promissory note for $175,000 was dated January 3, 2005.  This note bears interest at the rate of 12% per year.  In consideration for this note, warrants to purchase 200,000 shares of the Company’s common stock were issued to the Colpitt Trust and its agent at an exercise price of $0.50 per share.  The second agreement was a $1 million line of credit and was dated March 1, 2005.  This line of credit bears interest at the rate of 12% per year, and is secured by a personal non-recourse guaranty by Mr. Moore, which guaranty is further secured by a pledge of certain assets owned by Mr. Moore.  A $2,000 origination fee was paid upon establishing this line of credit.  For each draw on this line of credit, the Company is obligated to issue a warrant to purchase 0.25 shares of common stock for each $1.00 borrowed, with an exercise price equal to $0.02 above the closing market price on the trading date of such advance.  For each draw under the line of credit that exceeds $150,000, the Company is obligated to issue an additional warrant to purchase 25,000 shares under the same terms as stated above.  In accordance with the line of credit agreement, warrants to purchase 385,471 shares of common stock at exercise prices ranging from $0.12 to $0.47 have been issued to the Colpitt Trust in 2005 in connection with advances on the line of credit.  The outstanding balance of this line of credit was $975,000 as of August 15, 2005.

In 2005, Mr. Moore has received warrants to purchase 385,417 shares of common stock at exercise prices ranging from $0.12 to $0.47 in accordance with the terms of the $1 million line of credit from the James R. Colpitt Trust for providing the guaranty described above.

In the 3rd quarter of 2005 up to August 15, 2005, the Colpitt Trust loaned the company additional funds under two separate note agreements.  The first promissory note for $175,000 was dated July 15, 2005, and has a maturity date of July 15, 2006.  This note bears interest at the rate of 10% per year and is secured by a limited personal non-recourse guaranty by Mr. Moore, which guaranty is further secured by a pledge of certain assets owned by Mr. Moore.  In consideration for this financing, the Colpitt Trust and Mr. Moore received warrants to purchase 68,750 shares of the Company’s common stock at an exercise price of $0.42.  The second promissory note for $100,000 was dated August 10, 2005, and has a maturity date of August 10, 2006.  This note bears interest at the rate of 12% per year and is secured by a limited personal non-recourse guaranty by Mr. Moore, which guaranty is further secured by a pledge of certain assets owned by Mr. Moore.  In consideration for this financing, the Colpitt Trust and Mr. Moore received warrants to purchase 200,000 shares of the Company’s common stock at an exercise price of $0.42.

Mr. Moore and Mr. Colpitt are each 50% owners of Sipur Company LLC (“Sipur”).  In 2004, Sipur purchased two notes and the associated indebtedness of DCRI LP No. 2, Inc., which were formerly held by Compass Bank.  These notes had an aggregate principal balance of approximately $269,000, were collateralized by 168,500 of the 451,700 shares of the Company’s common stock that were held by DCRI LP No. 2.  These notes were also guaranteed by the Company.  Sipur has released the Company from its guaranty of the notes.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2006 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, by December 1, 2005. The proposal should be sent to the attention of the Secretary of the Company.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided that a Shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2006 Annual Meeting no later than:

•      Not less than 60 days nor more than 90 days in advance of the 2006 Annual Meeting if it is being held within 30 days before or after the anniversary date (October    , 2005) of this year’s meeting;

•      or if such date is more than 30 days before or after such date, then by the tenth day following the earlier of the date on which notice of the date of the meeting is mailed or the date of public disclosure of the date of the meeting.

Assuming that our 2006 Annual Meeting is held on October    , 2006, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by August    , 2006. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

The nomination must contain the following information about the nominee:

•      name;

•      age;

•      business and residence addresses;

•      principal occupation or employment;

•      the number of shares of Common Stock or Preferred Stock beneficially owned by the nominee;

•      the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a director; and

•      a signed consent of the nominee to serve as a director of the Company, if elected.

Notice of a proposed item of business must include:

•      a brief description of the substance of, and the reasons for conducting, such business at the Annual Meeting;

•      the Shareholder’s name and address as they appear on our records;

•      the number of shares of Common Stock beneficially owned by the Shareholder (with supporting documentation where appropriate); and

•      any material interest of the Shareholder in such business.

The Board is not aware of any matters that are expected to come before the 2005 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

By Order of the Board of Directors,

J. Michael Moore
Chairman and CEO

September , 2005
Dallas, Texas

ANNEX 1

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
DIVERSIFIED CORPORATE RESOURCES, INC.

ARTICLE I

The name of the corporation is DIVERSIFIED CORPORATE RESOURCES, INC. (the “Corporation”).

ARTICLE II

The Articles of Incorporation of the Corporation are hereby amended by deleting Article IV in its entirety and substituting the following text in lieu thereof.

ARTICLE III

The aggregate number of shares of capital stock which the Corporation has authority to issue is Fifty-one Million (51,000,000) shares, to be divided into two classes, Common Stock and Preferred Stock. Fifty Million (50,000,000) of the shares authorized shall be designated Common Stock, having a par value of ten cents ($.10) per share, and One Million (1,000,000) of the shares authorized shall be designated Preferred Stock, having a par value of Ten Dollars ($10.00) per share.

The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of Preferred Stock and Common Stock of the Corporation, of the variations and the relative rights and preferences as between series of the Preferred Stock, insofar as the same are fixed in these Articles of Incorporation, and of the authority expressly vested in the Board of Directors and the Corporation to establish series of Preferred Stock and fix and determine the variations and the relative rights and preferences as between series.

(a)           Preferred Stock.

(1)           Provisions Regarding Issuance.  The Preferred Stock may be issued from time to time in one or more series and in such amounts and for such consideration as may be determined by the Board of Directors.  The designations, powers, preferences, and relative voting participating, optional, conversion and other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, and as between the series of the Preferred Stock, shall be as are fixed herein and, to the extent not fixed herein, shall be such, not inconsistent with the provisions of this Article IV, as may be fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series (herein called “Directors’ Resolution”). The Directors’ Resolution as to any series shall (a) designate the series, (b) fix the dividend rate of such series, the payment dates for dividends on shares of such series and, if the Board of Directors deems it advisable to cause dividends to be cumulative, the date or dates, or the method of determining the date or dates, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon liquidation, dissolution or winding up, (d) state the price or prices at which, and the terms and conditions on which, the shares of each series may be redeemed at the option of the Corporation; and such Directors’ Resolution may, in a manner not inconsistent with the provisions of this Article IV or applicable law, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and determine the terms and conditions governing the operation of any such fund, (iii) impose conditions or restrictions upon the creation of indebtedness or upon the issue of any other series or of any other class ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the redemption or acquisition of, shares of such series, or shares of junior stock theretofore issued, or any shares of any class of stock thereafter to be issued, or any shares of Preferred Stock theretofore issued ranking inferior to such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued do not expressly prohibit the imposition of such conditions or restrictions, or any shares of Preferred Stock theretofore ranking prior to or on a parity with such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued expressly permit the imposition of such conditions or restrictions, (v) grant rights of conversion or exchange of shares of such series into or for shares of junior stock, and (vi) grant such other special rights as shall not be inconsistent with the provisions of this Article IV or applicable law.  The term “junior stock”, as used in this Article IV shall mean shares of capital stock of the Corporation ranking junior to Preferred Stock as to dividends and/or distribution of assets on liquidation, dissolution or winding up.

(2)           General Provisions.  Subject to such further conditions or restrictions as may be imposed in any Directors’ Resolution, so long as any shares of the Preferred Stock are outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made, on any junior stock nor shall any shares of junior stock (other than junior stock acquired in exchange for or out of the proceeds of the issue of other junior stock or out of contributions to the capital of the Corporation) be purchased, redeemed, retired or otherwise acquired for a valuable consideration by the Corporation:

(i)            unless all dividends on the Preferred Stock for all past dividend periods shall have been paid, or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current dividend period shall have been paid or declared, and

(ii)           unless, as to such series of Preferred Stock for which a sinking fund shall have been provided in the Directors’ Resolution providing for the issuance of such series, the Corporation shall have set aside the sum or sums required to be set aside by such Directors’ Resolution, to be applied in the manner specified therein.

Any monies set aside by the Corporation and unclaimed at the end of six years from the date fixed for redemption shall revert to the general funds of the Corporation.

So long as any shares of the Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of this Article IV so as to affect adversely the rights, powers or preferences of the Preferred Stock or of the holders thereof, nor, shall any consent or vote otherwise effective under this Article IV be effective with respect to the rights, powers or preferences of such Preferred Stock or be binding upon the holders of such Preferred Stock, without the affirmative vote of the holders of at least two-thirds (2/3) of all outstanding shares of the Preferred Stock (and the affirmative vote of that proportion of the holders of the shares of any one or more particular series, if any, as may be required by the Directors’ Resolution(s) providing for the issuance of such one or more particular series), given in person or by proxy, by vote at a meeting called for that purpose.

So long as shares of a particular series of Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal any provisions of the Directors, Resolution providing for the issuance of such series so as to affect adversely the rights, powers or preferences of the shares of such series or of the holders thereof, without the affirmative vote of the holders of at least two-thirds (2/3) of outstanding shares of said series, given in person or by proxy, by vote at a meeting called for that purpose.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to the holder of any junior stock, the holders of the Preferred Stock of each series shall be entitled to be paid such preferential amounts as may be fixed for such series in the Directors’ Resolution providing for the issuance thereof.  After such payment has been made in full to the holders of the Preferred Stock, the remaining assets and funds of the Corporation shall be distributed among the holders of junior stock according to their respective rights.  In the event that the assets of the Corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payments herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock in accordance with such priorities, if any, as between the various series of Preferred Stock as may be specified in any Directors’ Resolution or otherwise required by law.

Preferred Stock redeemed or otherwise retired by the Corporation assumes the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors’ Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

(b)           Common Stock.

(1)           Voting.  Except as otherwise required by law, each share of Common Stock shall have one vote for each share of Common Stock held, and all shares of the Corporation, including shares of Preferred Stock, shall be voted as a single class, except where specifically required by law to vote separately.

(2)           Dividends.  Subject to the prior rights and preferences of the Preferred Stock, and subject to the provisions and on the conditions set forth in the foregoing paragraph (a) of this Article IV, or in any Directors’ Resolution providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of

Directors may be declared and paid on the Common Stock from time-to-time out of any funds legally available therefore.

(3)           Distribution Upon Liquidation.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation and after payment or provisions for payment of the debts and liabilities of the Corporation have been made, the remaining assets and funds of the Corporation shall be used to make full payment to the holders of the Preferred Stock before distributing to the holders of the Common Stock according to their respective ownership interests.

(c)           Miscellaneous.  The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Texas.

A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Without action by the shareholders, the shares of stock may be issued by the Corporation from time-to-time for such consideration (not less than the par value thereof if such stock has a par value) or may be fixed from time-to-time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereon.”

ARTICLE IV

All other provisions of the Articles of Incorporation, as amended from time to time, including, but not limited to, amendments by those certain Certificates of Designation dated April 15, 1992, May 11, 1998 and April 15, 2004, shall remain in full force and effect.

ARTICLE V

The date of adoption of the amendment by the shareholders of the Corporation is October    , 2005.

ARTICLE VI

The amendment to the Articles of Incorporation has been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 9th day of October, 2005.

DIVERSIFIED CORPORATE RESOURCES, INC.

By:
Name:
Title:

ANNEX 2

Charter
Compensation Committee

Status

The Compensation Committee is a committee of the Board of Directors.

Membership

The Compensation Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the American Stock Exchange listing standards. In addition, a person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Purpose

The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s CEO and other executives, and (ii) to produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement that complies with the rules and regulations of the Securities and Exchange Commission. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

The Compensation Committee is directly responsible for establishing annual and long-term performance goals and objectives for our elected officers. This responsibility includes:

(i)	evaluating the performance of the CEO and other elected officers in light of the approved performance goals and objectives

(ii)	setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively

(iii)	making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

(iv)	preparing an annual performance self-evaluation of the Compensation Committee

In addition, the Compensation Committee:

(i)	administers the Company’s stock plans

(ii)	determines and certifies the shares awarded under corporate performance-based plans, if any

(iii)	grants options and other awards, if any, under the stock plans; and

(iv)	advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee

In determining the long-term incentive component of the Company’s CEO and other elected officers, the Compensation Committee may consider: (i) the Company’s performance and relative shareholder return; and (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO or other elected officers. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant. The Compensation Committee also has the authority, as necessary and appropriate, to consult with other outside advisors to assist in its duties to the Company.

Meetings

The Compensation Committee shall meet at least two times each year and at such other times as it deems necessary to fulfill its responsibilities.

ANNEX 3

DIVERSIFIED CORPORATE RESOURCES, INC.
2005 NON-QUALIFIED STOCK OPTION PLAN

SECTION 1. PURPOSE

The purpose of the Diversified Corporate Resources, Inc. 2005 Non-Qualified Stock Option Plan (“the Plan”) is to furnish a material incentive to employees and non-employee directors of the Company and its subsidiaries by making available to them the benefits of a larger common stock ownership in the Company through stock options. It is believed that these increased incentives stimulate the efforts of employees and non-employee directors towards the continued success of the Company and its affiliates, as well as assist in the recruitment of new employees and non-employee directors.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below

(a)           “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)           “Award” shall mean any Option, relating to Shares granted pursuant to the provisions of the Plan.

(c)           “Board” shall mean the Board of Directors of the Company.

(d)           “Change in Control” shall mean the occurrence of any of the following events: (i) at any time during the initial two-year period following the Effective Date or during each subsequent Renewal Term, as the case may be, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors at the beginning of such initial two-year period or subsequent Renewal Term, as the case may be, or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a majority of the then Continuing Directors); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 20% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company’s assets occurs; or (v) the shareholders of the Company approve a plan of complete liquidation of the Company.

(e)           “Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the American Stock Exchange during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a corporate transaction, the highest price per such Share paid in such tender or exchange offer or corporate transaction. To the extent the consideration paid in any such transaction described above consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(f)            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)           “Committee” shall mean the Compensation Committee of the Board or such other persons or committee to which it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code.

(h)           “Company” shall mean Diversified Corporate Resources, Inc., a Texas corporation.

(i)            “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto

(j)            “Director” shall mean a member of the Board.

(k)           “Effective Date” shall mean July 20, 2005, the date this Plan is effective.

(l)            “Employee” shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as a consultant or a person otherwise designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority.  Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(m)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)           “Fair Market Value” shall mean, with respect to Shares, as of any date, the average of the high and low trading prices for the Shares as reported on the American Stock Exchange for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.

(o)           “Nonqualified Stock Option” shall mean an Option granted under Section 6 that is not intended to be an incentive stock option under Section 422 of the Code.

(p)           “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(q)           “Participant” shall mean an Employee or a non-employee member of the Board who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Plan.

(r)            “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(s)           “Renewal Term” shall mean the two-year period beginning on the second anniversary of the Effective Date and each successive two-year period thereafter.

(t)            “Shares” shall mean the shares of common stock of the Company.

(u)           “Stock Option Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions, not inconsistent with the provisions of the Plan, as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (f) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (g) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

SECTION 4. SHARES SUBJECT TO THE PLAN

(a)           Subject to adjustment as provided in Section 4(c), a total of One Million Five Hundred Thousand (1,500,000) Shares shall be authorized for issuance pursuant to Awards granted under the Plan.

(b)           Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c)           In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other similar change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

(d)           Any Shares that are not purchased or awarded under an Award that has terminated or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an Award granted under the Plan may be used for the further grant of Awards.

SECTION 5. ELIGIBILITY

Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that the Board shall have the authority, in its sole and absolute discretion, to select non-employee members of the Board as Participants who are eligible to receive Awards.  The Board shall set the terms of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

SECTION 6. STOCK OPTIONS

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a)           Option Price. The option price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b)           Number of Shares. The Option shall state the number of Shares covered thereby.

(c)           Exercise of Option. Unless otherwise determined by the Committee, an Option will be deemed exercised by the optionee, or in the event of death, an option shall be deemed exercised by the estate of the optionee, or by a person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, upon delivery of (i) a notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the option price in cash in accordance with any restrictions as the Committee shall adopt.  The notice of exercise, once delivered, shall be irrevocable.

(d)           Term of Option. The Committee shall determine the option exercise period of each Option.  A Nonqualified Stock Option may be exercisable for a period of up to ten years and six months so as to conform with or take advantage of governmental requirements, statutes or regulations.

(e)           First Exercisable Date. Subject to Section 7, no Option may be exercised during the first three months of its term or such longer period as may be specified in the Option; provided, however, that the Committee may in its discretion make any Options that are not yet exercisable immediately exercisable.

(f)            Termination of Option. All Options shall terminate upon their expiration, their surrender, upon breach by the optionee of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate.

(g)           Incorporation by Reference. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

(h)           Other Provisions. The Option shall also be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

SECTION 7. CHANGE IN CONTROL PROVISIONS

(a)           Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment or service is involuntarily terminated without cause (as determined by the Committee or Board in its sole discretion) during the 24-month period following a Change in Control, any Options outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable.

(b)           Change in Control Cash Out. Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee or Board may, in its discretion, provide that each Option shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option (the “spread”) multiplied by the number of Shares granted under the Option.

SECTION 8. CODE SECTION 162(m) PROVISIONS

(a)           Notwithstanding any other provision of the Plan, if the Committee determines at the time, that an Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 8 is applicable to such Award

(b)           If an Award is subject to this Section 8, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, shareholder return or economic value added of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)           Notwithstanding any provision of the Plan other than Section 7, with respect to any Award that is subject to this Section 8, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant, or under such other conditions where such waiver will not jeopardize the treatment of other Awards under this Section as “performance-based compensation” under Section 162(m) of the Code.

(d)           The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 9. AMENDMENTS AND TERMINATION

The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension,

discontinuation or termination shall be made without (a) shareholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of a majority of the outstanding Common Stock (and any other class of voting equity securities) with respect to any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan, extends the term of the Plan or of Options granted thereunder, changes the eligibility criteria in Section 5, or reduces the Option price below that now provided for in the Plan.  Under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Section 4(c) reduce the exercise price of outstanding Options or cancel or amend outstanding Options for the purpose of repricing, replacing or regranting such Options with an exercise price that is less than the exercise price of the original Options without shareholder approval.

SECTION 10. GENERAL PROVISIONS

(a)           An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Awardee, only by the Awardee; provided that the Committee, in its sole discretion, may permit additional transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability.

(b)           No Employee shall have the right to be selected to receive an Option under this Plan or, having been so selected, to be selected to receive a future grant or an Option. Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Affiliate and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any Affiliate for severance payments. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c)           No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(d)           The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.

(e)           Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate an Employee’s employment or Participant’s service at any time, with or without cause.

(f)            All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)           No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(h)           Except as otherwise required in any applicable Stock Option Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

(i)            The Company and its Affiliates shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(j)            Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(k)           Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the American Stock Exchange for such shares.  The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Texas without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(l)            If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(m)          If approved by the Committee in its sole discretion, an Employee’s absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Plan.

SECTION 11. TERM OF PLAN

The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 9.

SECTION 12.  COMPLIANCE WITH SECTION 16

With respect to Participants subject to Section 16 of the Exchange Act (“Members”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.

DIVERSIFIED CORPORATE RESOURCES, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER    , 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, J. Michael Moore and Michael C. Lee, or either of them, with full power of substitution, as Proxies to vote all stock of Diversified Corporate Resources, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Shareholders to be held in Dallas, Texas on October    , 2005, upon such business as may properly come before the meeting or any adjournments thereof, including the following items as set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.  Proposal to elect as Directors of the Company the following persons to hold office until the next annual election of Directors by shareholders or until their successors have been duly elected and qualified.

FOR all nominees listed below	WITHHOLD AUTHORITY

(EXCEPT AS MARKED TO THE CONTRARY BELOW) TO VOTE FOR ALL NOMINEES LISTED BELOW

J. Michael Moore	Samuel E. Hunter	Mark E. Cline	John M. Gilreath.

(INSTRUCTION: To withhold authority to vote for any individual nominee, please place a line through the nominee’s name above.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

2. Proposal to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our Common Stock from 10,000,000 to 50,000,000.

FOR	AGAINST

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 10,000,000 TO 50,000,000.

3. Proposal to ratify the selection of Pender Newkirk & Company as our independent auditors.

FOR	AGAINST

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THE RATIFICATION OF THE SELECTION OF PENDER NEWKIRK & COMPANY AS OUR INDEPENDENT AUDITORS.

4. Proposal to approve and ratify certain actions taken by the Board of Directors in connection with the 1998 Non-Employee Director Stock Option Plan.

FOR	AGAINST

THE BOARD OF DIRECTORS RECOMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF THE ACTIONS TAKEN BY IT IN CONNECTION WITH THE 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

5. Proposal to approve the Diversified Corporate Resources, Inc. 2005 Non-Qualified Stock Option Plan.

FOR	AGAINST

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIVERSIFIED CORPORATE RESOURCES, INC., 2005 NON-QUALIFIED STOCK OPTION PLAN.

6.  In their discretion, the Proxies are authorized to vote upon such other matters and business as may properly come before the meeting.

FOR	AGAINST	ABSTAIN

Your signature(s) on this proxy form should be exactly as your name or names appear on this proxy.  If the stock is held jointly, each holder should sign.  If signing as attorney, executor, administrator, trustee, guardian or other fiduciary or representative capacity, please set forth your full title.  If a corporation, please sign in full corporate name as president or other authorized officer.  If a partnership or other entity, please sign in the partnership’s or other entity’s name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1 2, 3, 4 AND 5 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER.

Dated: ________________________, 2005 ________________________________ (Signature) ________________________________ (Signature if held jointly)